UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K




                                CURRENT REPORT



                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



                        Date of Report:   July 17, 1997



                             THE DIAL CORPORATION
            (Exact Name of Registrant as Specified in its Charter)




     DELAWARE                                                       51-0374887
(State  or  Other  Jurisdiction  of                           (I.R.S. Employer
Incorporation  or  Organization)                           Identification No.)


1850  NORTH  CENTRAL  AVENUE
     PHOENIX,  ARIZONA                                              85004-4525
(Address  of  Principal  Executive  Offices)                        (Zip Code)


Registrant's  Telephone  Number,  Including  Area  Code  (602)  207-2800


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ITEM  2.    ACQUISITION  OR  DISPOSITION  OF  ASSETS.

In a press release dated July 10, 1997, the Dial Corporation (the "Company") announced the sale of certain of its household cleaning brands to Church & Dwight, Co. Inc. Pending government approval of the transaction, the Company will sell to Church & Dwight, Co. Inc. the following brands: Brillo soap pads and related products, Parsons ammonia, Bo Peep ammonia, Sno Bol toilet bowl cleaner, Cameo metal cleaner and Rain Drops water softener. The Company's London, Ohio plant, where Brillo is manufactured, will also be part of the sale.

The Company also announced in the press release dated July 10, 1997,  that the
Company   has sold its Bruce floor care product trademarks to Triangle Pacific
Corp.  of  Dallas,  Texas.

The  combined  sale  prices  were approximately $30 million against annualized
sales  of    approximately $50 million.  Proceeds of the sales will be used to pay  down  debt.

A copy of the press release issued by the Company is attached as Exhibit 20 to this report.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (A)  Exhibits

          (20)  Press  Release

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


The  Dial  Corporation
(Registrant)

July  17,    1997


 \s\ Lowell  L.  Robertson
     Lowell  L.  Robertson
     Senior  Vice  President,  Finance
     (Chief  Accounting  Officer  and  Authorized  Officer)